Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Reports First Quarter 2014 Results

Nashville, Tenn., April 29, 2014 – HCA Holdings, Inc. (NYSE: HCA) today announced financial and operating results for the first quarter ended March 31, 2014.

Key first quarter metrics (all percentage changes compare 1Q 2014 to 1Q 2013 unless noted):

•	Revenues increased 4.6 percent to $8.832 billion

•	Net income attributable to HCA Holdings, Inc. totaled $347 million, or $0.76 per diluted share

•	Adjusted EBITDA increased 4.8 percent to $1.644 billion

•	Cash flows from operations declined 40.1 percent to $443 million

•	Same facility equivalent admissions declined 0.3 percent while same facility admissions declined 0.6 percent

•	Same facility revenue per equivalent admission increased 3.7 percent

“We are pleased with results for the first quarter. As expected, healthcare reform had minimal impact on the Company’s first quarter results, however, we remain optimistic regarding the potential long-term benefits.” said R. Milton Johnson, President and Chief Executive Officer of HCA.

Revenues in the first quarter increased to $8.832 billion, compared to $8.440 billion in the first quarter of 2013. Net income attributable to HCA Holdings, Inc. totaled $347 million, or $0.76 per diluted share, compared to $344 million, or $0.74 per diluted share, in the first quarter of 2013. Adjusted EBITDA totaled $1.644 billion compared to $1.568 billion in the first quarter of 2013. Adjusted EBITDA is a non-GAAP financial measure. A table reconciling net income attributable to HCA Holdings, Inc. to Adjusted EBITDA is included in this release.

First quarter 2014 results include gains on sales of facilities of $21 million, or $0.03 per diluted share, and also include legal claim costs of $78 million, or $0.11 per diluted share, for an increase in the estimate of our legal liability in the previously disclosed lawsuit alleging HCA did not make the full level of capital expenditures and uncompensated care agreed to in connection with the purchase of hospitals from Health Midwest in 2003. Results for the first quarter of 2013 include losses on sales of facilities of $16 million, or $0.02 per diluted share, and a loss on retirement of debt of $17 million, or $0.03 per diluted share.

Same facility revenue per equivalent admission increased 3.7 percent in the first quarter of 2014 compared to the first quarter of 2013, reflecting growth in case mix, or acuity, of 2.2 percent on a same facility basis in the quarter.

Same facility equivalent admissions declined 0.3 percent in the first quarter of 2014 compared to the prior year period. Same facility admissions declined 0.6 percent compared to the prior year period. Same facility emergency room visits declined 0.1 percent in the first quarter of 2014, compared to the prior year period. Same facility inpatient surgeries increased 0.9 percent while same facility outpatient surgeries declined 1.7 percent in the first quarter of 2014 compared to the same period of 2013.

During the first quarter of 2014, salaries and benefits, supplies and other operating expenses totaled $7.227 billion, or 81.8 percent of revenues, compared to $6.919 billion, or 82.0 percent of revenues, in the first quarter of 2013.

As of March 31, 2014, HCA Holdings, Inc.’s balance sheet reflected cash and cash equivalents of $850 million, total debt of $28.924 billion, and total assets of $29.809 billion. During the first quarter of 2014, capital expenditures totaled $400 million, excluding acquisitions. Cash flows provided by operating activities in the quarter totaled $443 million compared to $740 million in the first quarter of 2013. The $297 million decline in cash flows from operating activities related primarily to the combined impact of a $170 million decline from changes in working capital items and a $206 million decline from income taxes in the first quarter of 2014 compared to the first quarter of 2013.

As of March 31, 2014, HCA’s leverage ratio as measured by Total Debt/Adjusted EBITDA was 4.35x, compared to 4.32x as of December 31, 2013. As of March 31, 2014, HCA operated 165 hospitals and 115 freestanding surgery centers.

The Company today is reaffirming its previously issued financial guidance ranges for 2014.

Earnings Conference Call

HCA will host a conference call for investors at 9:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1033215 or through the Company’s Investor Relations web page, www.hcahealthcare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements that do not relate solely to historical facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the effects related to the implementation of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), possible delays in or complications related to implementation of the Health Reform Law, the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (3) the effects related to the continued implementation of the sequestration spending reductions required under the Budget Control Act of 2011 (the “BCA”), and related legislation extending these reductions, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in the Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or waiver programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) future divestitures which may result in charges and possible impairments of long-lived assets, (16) changes in business strategy or development plans, (17) delays in receiving payments for services provided, (18) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (19) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (20) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, and (21) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2013 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.

HCA Holdings, Inc.

Condensed Consolidated Comprehensive Income Statements

First Quarter

(Dollars in millions, except per share amounts)

	2014		2013
	Amount	Ratio	Amount	Ratio
Revenues before provision for doubtful accounts	$9,683		$9,194
Provision for doubtful accounts	851		754

Revenues	8,832	100.0%	8,440	100.0%
Salaries and benefits	4,050	45.9	3,917	46.4
Supplies	1,532	17.3	1,479	17.5
Other operating expenses	1,645	18.6	1,523	18.1
Electronic health record incentive income	(30)	(0.3)	(39)	(0.5)
Equity in earnings of affiliates	(9)	(0.1)	(8)	(0.1)
Depreciation and amortization	447	5.0	424	5.0
Interest expense	460	5.2	472	5.6
Losses (gains) on sales of facilities	(21)	(0.2)	16	0.2
Loss on retirement of debt	—	—	17	0.2
Legal claim costs	78	0.9	—	—

	8,152	92.3	7,801	92.4

Income before income taxes	680	7.7	639	7.6
Provision for income taxes	226	2.6	201	2.4

Net income	454	5.1	438	5.2
Net income attributable to noncontrolling interests	107	1.2	94	1.1

Net income attributable to HCA Holdings, Inc.	$347	3.9	$344	4.1

Diluted earnings per share	$0.76		$0.74
Shares used in computing diluted earnings per share (000)	457,449		462,368
Comprehensive income attributable to HCA Holdings, Inc.	$372		$326

HCA Holdings, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

	First Quarter
	2014	2013
Revenues	$8,832	$8,440
Net income attributable to HCA Holdings, Inc.	$347	$344
Losses (gains) on sales of facilities (net of tax)	(13)	11
Loss on retirement of debt (net of tax)	—	11
Legal claim costs (net of tax)	49	—

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities, loss on retirement of debt and legal claim costs (a)	383	366
Depreciation and amortization	447	424
Interest expense	460	472
Provision for income taxes	247	212
Net income attributable to noncontrolling interests	107	94

Adjusted EBITDA (a)	$1,644	$1,568

Diluted earnings per share:
Net income attributable to HCA Holdings, Inc.	$0.76	$0.74
Losses (gains) on sales of facilities	(0.03)	0.02
Loss on retirement of debt	—	0.03
Legal claim costs	0.11	—

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities, loss on retirement of debt and legal claim costs (a)	$0.84	$0.79

Shares used in computing diluted earnings per share (000)	457,449	462,368

(a)	Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities, loss on retirement of debt and legal claim costs and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities, loss on retirement of debt and legal claim costs and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities, loss on retirement of debt and legal claim costs and Adjusted EBITDA as the primary measures to review and assess operating performance of its hospital facilities and their management teams.

Management and investors review both the overall performance (including; net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities, loss on retirement of debt and legal claim costs and GAAP net income attributable to HCA Holdings, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that losses (gains) on sales of facilities, losses on retirement of debt and legal claim costs will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities, loss on retirement of debt and legal claim costs and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Holdings, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities, loss on retirement of debt and legal claim costs and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities, loss on retirement of debt and legal claim costs and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Holdings, Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$850	$414
Accounts receivable, net	5,489	5,208
Inventories	1,187	1,179
Deferred income taxes	492	489
Other	859	747

Total current assets	8,877	8,037
Property and equipment, at cost	31,369	31,073
Accumulated depreciation	(17,757)	(17,454)

	13,612	13,619
Investments of insurance subsidiaries	453	448
Investments in and advances to affiliates	142	121
Goodwill and other intangible assets	5,910	5,903
Deferred loan costs	271	237
Other	544	466

	$29,809	$28,831

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,735	$1,803
Accrued salaries	1,052	1,193
Other accrued expenses	2,063	1,913
Long-term debt due within one year	1,041	786

Total current liabilities	5,891	5,695
Long-term debt	27,883	27,590
Professional liability risks	978	949
Income taxes and other liabilities	1,524	1,525
EQUITY (DEFICIT)
Stockholders’ deficit attributable to HCA Holdings, Inc.	(7,828)	(8,270)
Noncontrolling interests	1,361	1,342

Total deficit	(6,467)	(6,928)

	$29,809	$28,831

HCA Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

First Quarter

(Dollars in millions)

	2014	2013
Cash flows from operating activities:
Net income	$454	$438
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities	(1,561)	(1,294)
Provision for doubtful accounts	851	754
Depreciation and amortization	447	424
Income taxes	144	350
Losses (gains) sales of facilities	(21)	16
Loss on retirement of debt	—	17
Legal claim costs	78	—
Amortization of deferred loan costs	14	13
Share-based compensation	37	23
Other	—	(1)

Net cash provided by operating activities	443	740

Cash flows from investing activities:
Purchase of property and equipment	(400)	(404)
Acquisition of hospitals and health care entities	(19)	(22)
Disposition of hospitals and health care entities	23	1
Change in investments	(13)	51
Other	—	1

Net cash used in investing activities	(409)	(373)

Cash flows from financing activities:
Issuance of long-term debt	3,502	—
Net change in revolving credit facilities	(2,440)	390
Repayment of long-term debt	(542)	(741)
Distributions to noncontrolling interests	(87)	(102)
Payment of debt issuance costs	(48)	—
Distributions to stockholders	(7)	(10)
Income tax benefits	50	36
Other	(26)	(51)

Net cash provided by (used in) financing activities	402	(478)

Change in cash and cash equivalents	436	(111)
Cash and cash equivalents at beginning of period	414	705

Cash and cash equivalents at end of period	$850	$594

Interest payments	$523	$533
Income tax payments (refunds), net	$32	$(185)

HCA Holdings, Inc.

Operating Statistics

	First Quarter
	2014	2013
Operations:
Number of Hospitals	165	162
Number of Freestanding Outpatient Surgery Centers	115	113
Licensed Beds at End of Period	43,000	41,891
Weighted Average Licensed Beds	42,958	41,867
Reported:
Admissions	445,100	444,200
% Change	0.2%
Equivalent Admissions	713,000	708,000
% Change	0.7%
Revenue per Equivalent Admission	$12,388	$11,921
% Change	3.9%
Inpatient Revenue per Admission	$12,088	$11,720
% Change	3.1%
Patient Days	2,197,200	2,173,200
% Change	1.1%
Equivalent Patient Days	3,520,000	3,464,200
% Change	1.6%
Inpatient Surgery Cases	126,300	124,700
% Change	1.3%
Outpatient Surgery Cases	210,500	211,100
% Change	-0.3%
Emergency Room Visits	1,765,000	1,749,300
% Change	0.9%
Outpatient Revenues as a Percentage of Patient Revenues	36.9%	36.5%
Average Length of Stay	4.9	4.9
Occupancy	56.8%	57.7%
Equivalent Occupancy	91.0%	92.0%
Same Facility:
Admissions	440,400	443,300
% Change	-0.6%
Equivalent Admissions	703,800	706,200
% Change	-0.3%
Revenue per Equivalent Admission	$12,364	$11,921
% Change	3.7%
Inpatient Revenue per Admission	$12,156	$11,731
% Change	3.6%
Inpatient Surgery Cases	125,400	124,300
% Change	0.9%
Outpatient Surgery Cases	207,000	210,600
% Change	-1.7%
Emergency Room Visits	1,738,900	1,741,400
% Change	-0.1%